United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 6, 2013

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Urstadt Biddle Properties Inc. (the "Company") announced today it will separate the roles of Chairman of the Board of Directors and Chief Executive Officer, effective July 1, 2013.  The Board of Directors approved the separation of the roles at a regularly-scheduled Board meeting held on June 6, 2013.
Charles J. Urstadt, the Company's long-standing Chief Executive Officer, will continue to serve as Chairman of the Board of Directors of the Company and as an employee and executive officer of the Company.  The Board of Directors has promoted Willing L. Biddle, the Company's current President and Chief Operating Officer and a director, to the position of Chief Executive Officer of the Company, effective July 1, 2013.  Mr. Biddle will also continue to serve as the Company's President and Chief Operating Officer and as a director.
A copy of the Company's press release announcing the changes in position is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press Release of Urstadt Biddle Properties Inc. dated June 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: June 10, 2013	By: /s/ John T. Hayes Name: John T. Hayes Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Urstadt Biddle Properties Inc. dated June 6, 2013.